UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 30, 2007
                                                            --------------

                               CHINA DIRECT, INC.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)




       Delaware                          0-26415                  13-3876100
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(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)           Identification No.)


        5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487
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               (Address of principal executive offices) (Zip Code

        Registrant's telephone number, including area code (561) 989-9171

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 30, CDI China, Inc., a Florida company and wholly owned subsidiary of the Registrant entered into a material agreement to acquire 52% of Jinwei Magnesium Company, Limited, a Chinese joint venture entity ("Jinwei").

         Under the terms of the agreement, Asia Magnesium Industry Company, Limited, a Chinese company and wholly owned subsidiary of CDI China, Inc.
will acquire 52% ownership interest in Jinwei in consideration for $3,380,000 of working capital, invested in stages subject to agreed upon benchmarks. Taiyuan Yiwei Magnesium Co. Ltd., a Chinese limited liability company and Shanxi Senrun Coal Chemistry Co. Ltd., a Chinese limited liability company will contribute management, land and energy resources for 28% and 20% equity ownership of Jinwei, respectively.

         The joint venture project, upon completion, is designed to produce 20,000 tons of magnesium per year. The first stage of the project is to produce 12,000 tons of magnesium per year and is scheduled to be operational in September 2007. The second stage of the project, to be operational sometime in 2008, is to yield an additional 8,000 tons of magnesium per year.

         On May 30, 2007, China Direct, Inc. issued a press release regarding this transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.



Item  9.01.       FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

99.1     Press Release dated May 30, 2007.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 30, 2007


                                                   CHINA DIRECT, INC.



                                               By: /s/ David Stein
                                                  --------------------
                                                     David Stein
                                                     Chief Operation Officer